UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NYMOX PHARMACEUTICAL CORPORATION

(Exact name of registrant as specified in its charter)

Canada	NASDAQ Stock Market, LLC (NASDAQ Small Cap)
(State or other jurisdiction of incorporation or organization)	(Name of each exchange on which each stock it to be registered)

9900 Cavendish Blvd., Suite 306

St.-Laurent, Quebec, Canada, H4M 2V2

(Address of principal executive offices)

Contact person: Randall Lanham, Esq.

Tel. (858) 777-1760, email: rjlanham@mac.com fax: (514) 332-2227

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

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CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount Of Registration Fee (3)
Common stock, No Par Value(1)	---	---	---	---
Debt Securities(1)	---	---	---	---
Total	$12,000,000	---	$12,000,000	$0.00

(1)	An indeterminate number of shares of common stock by our selling shareholders and an indeterminate amount of debt securities are being registered hereunder, but in no event will the aggregate initial offering price exceed $12,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $12,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold as units or comprised of, or other combinations separately or as units with other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act, there are also being registered hereunder an indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Pursuant to General Instruction II.C to Form F-3, the Amount to be Registered, Proposed Maximum Aggregate Offering Price per Security and Proposed Maximum Aggregate Offering Price have been omitted for each class of securities that are registered hereby.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 24, 2015

PROSPECTUS

Nymox Pharmaceutical Corporation

$12,000,000

Common Stock

Debt Securities

Nymox Pharmaceutical Corporation or the selling shareholders may offer and sell from time to time, in one or more series, any one of the following securities of our company:

•	common stock;

•	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus.  The prospectus supplements may also add, update or change information contained in this prospectus.  This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common shares trade on the NASDAQ Capital Market, or NASDAQ, under the ticker symbol “NYMX”. As of July 13 2015, the last reported sale price per common share was $1.30 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 24, 2015.

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TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	4
SUMMARY	6
RISK FACTORS	9
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	18
CAPITALIZATION AND INDEBTEDNESS	19
USE OF PROCEEDS	19
EXPENSES	20
SELLING SHAREHOLDERS	20
PLAN OF DISTRIBUTION	28
DESCRIPTION OF COMMON STOCK	21
MATERIAL DIFFERENCES BETWEEN THE CBCA AND THE DGCL	29
LEGAL OWNERSHIP OF SECURITIES	32
LEGAL MATTERS	33
EXPERTS	34
WHERE YOU CAN FIND MORE INFORMATION	34
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	35
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY	36

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission utilizing a shelf registration process.  Under this shelf registration statement, we may, from time to time, sell any combination of the securities referred to herein in one or more offerings for total gross proceeds of up to $12,000,000.  This prospectus provides you with a general description of the securities we may offer.

You should read this prospectus and the information and documents we have incorporated by reference into the prospectus carefully because these documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information.”

You should rely only on the information provided in this prospectus and the information and documents incorporated by reference into this prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common shares. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference should be made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated, all references in this prospectus to “$” or “dollars” are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared prepared in accordance with International Financial Reporting Standards (“IFRS”) and its interpretations as issued by the International Accounting Standards Board (“IASB”).

References in this prospectus to the “Company”, “Nymox,” “we”, “us”, and “our” refer to Nymox Pharmaceutical Corporation unless otherwise specified.

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Forward-Looking Statements

Readers are cautioned that actual results may differ materially from the results projected in any “forward-looking” statements included or incorporated by reference in this prospectus, which involve a number of risks or uncertainties. Forward-looking statements are statements that are not historical facts, and include statements regarding our planned research and development programs, anticipated future losses, revenues and market shares, planned clinical trials, expected future expenditures, any intention to raise new financing, sufficiency of working capital for continued operations, and other statements regarding anticipated future events and our anticipated future performance. Forward-looking statements generally can be identified by the words “expected”, “intends”, “anticipates”, “feels”, “continues”, “planned”, “plans”, “potential”, “with a view to”, and similar expressions or variations thereon, or that events or conditions “will”, “may”, “could” or “should” occur, or comparable terminology referring to future events or results.

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including those listed under the section entitled “Risk Factors” in this prospectus, in our Annual Report on Form 20-F for the year ended December 31, 2014 filed with the SEC on March 31, 2015, and our Quarterly Report filed on Form 6-K for the quarter ended March 31, 2015 filed or furnished with the SEC on May 15, 2015, any of which could cause actual results to vary materially from current results or our anticipated future results. We assume no responsibility to update the forward-looking information contained herein or incorporated herein by reference, except as required by securities regulation.

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SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, as used in this prospectus, the terms “Nymox,” “the Company,” “we,” “us” and “our” refer to Nymox Pharmaceutical Corporation.

Company Overview

We are a clinical-stage biopharmaceutical company focused on developing innovative therapeutic and diagnostic products primarily for the aging population. Since 2002, we have been developing our novel proprietary drug candidate, NX-1207, for the treatment of benign prostatic hyperplasia (BPH), a common condition of older men caused by enlargement of the prostate, and, since 2012, for the treatment of low-grade localized prostate cancer. We also have an extensive patent portfolio covering such areas as drug candidates aimed at the causes of Alzheimer’s disease, new treatments of bacterial infections in humans, and diagnostic technologies. We also currently market NicAlertTM and TobacAlertTM, tests that use urine or saliva to detect use of tobacco products or exposure to second-hand smoke.

Our lead drug candidate, NX-1207, is a selective pro-apoptotic protein that when injected into the prostate causes localized cell death and tissue loss without harming adjacent tissues. Apoptosis is a natural form of programmed cell death routinely used by the human body to eliminate unneeded cells without releasing harmful substances into the surrounding area.

We are currently developing NX-1207 as a focal treatment for low grade localized prostate cancer. Prostate cancer is the most commonly diagnosed cancer in men, other than skin cancer, and is the second leading cause of cancer death for men. About 1 in 6 men will be diagnosed with prostate cancer during their lifetime. Most cases of prostate cancer are detected via prostate-specific antigen (PSA) screening and usually found to be localized tumors.

There is an unmet need for a safe and effective treatment of low grade localized prostate cancer. Surgical removal of the prostate (radical prostatectomy) and radiation therapy with or without androgen deprivation therapy are the most common active treatment options for localized prostate cancer but can have significant short- and long- term adverse effects, including impotence, urinary dysfunction, and other complications. The alternative is to choose active surveillance without active treatment. This avoids the risks of active treatment but has its own serious drawbacks, including anxiety associated with living with cancer and the uncertainties surrounding the risk of progression, particularly for men in their 50s and 60s with many years of life expectancy ahead. The drop-out rate from active surveillance can range from 1/3 to ½ of men with low grade localized prostate cancer.

NX-1207 represents a potential safe and effective treatment of low grade localized prostate cancer.

Preclinical studies of NX-1207 showed strongly positive results in laboratory studies of human prostate cancer. In addition, local injection of NX-1207 showed activity in animals with transplanted human prostate carcinoma. In our recently completed Phase 2 U.S. clinical trial of NX-1207 for prostate cancer, NX03-0040, men with one small biopsy-confirmed focal area of low grade localized prostate cancer were randomized to receive an injection of either a high dose (15 mg) or a low dose (2.5 mg) of NX-1207 into the area where cancer was detected or to no treatment (active surveillance). All participants received a repeat biopsy and PSA testing 45 days post-treatment or randomization to no treatment. The results indicated an overall benefit in terms of reduced progression in patients with low grade localized prostate cancer treated with a single injection of NX-1207 into the area of the prostate where cancer was found. Consistent with earlier clinical trial experience with NX-1207, there were no significant safety issues or side effects associated with the drug in the new study. The endpoint of a negative biopsy post-treatment in the region of the prostate where the cancer was originally detected, proved unassessable because of the high percentage of false negative repeat biopsies in the active surveillance group. Our current plan is to continue with our NX-1207 prostate cancer program with trial designs focusing on cancer progression subject to regulatory guidance.

On November 2, 2014, we announced that both our recently completed Phase 3 blinded placebo controlled U.S. studies of NX-1207 for BPH had failed to meet their endpoints of statistically significant improvements in BPH symptom scores as compared to the placebo injection. This was an unexpected result, given that in our earlier Phase 2 BPH studies, a single injection of NX-1207 showed a statistically significant improvement in BPH symptom scores over a placebo injection and over a drug comparator. Further evaluation of the results of the studies and further data capture at longer time intervals after

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treatment are currently underway. There can be no assurance that these further evaluations will provide evidence of clinically or statistically significant improvement for drug verses placebo, or that further results will improve the likelihood for the use of NX-1207 for the BPH to be approved by any regulatory bodies in any markets. The European BPH drug development for NX-1207 previously being conducted by, Recordati, has been terminated.

Our U.S. BPH program involving >1,000 intraprostatic injections of NX-1207 has provided convincing evidence of the safety of the NX-1207 drug and of the transrectal ultrasound-guided procedure used to administer the drug directly into the prostate. The trials provided evidence that NX-1207 had a good safety profile with none of the sexual and other side effects and complications associated with approved BPH drug or surgical treatments. As well, the transrectal injection procedure employed in the trials proved to be convenient for a urologist to perform in an office setting without any need for anesthesia or sedation or for catheterization and was readily tolerated by the men treated. The same procedure was used to administer NX-1207 in the prostate cancer trial.

The Corporation is subject to a number of risks, including the successful development and marketing of its technologies and its ability to finance its research and development programs and operations through the sale of its common shares. Since 2003, the Corporation has relied on the Common Stock Private Purchase Agreement (the ‘Agreement’) (referred to in note 9 (a) to the condensed interim Consolidated Financial Statements), private placements and other types of financings collaboration agreements, and revenues from product sales to fund its operations and research programs. In order to achieve its business plan and the realization of its assets and liabilities in the normal course of operations, the Corporation anticipates the need to raise additional debt or capital in the near term and/or achieve sales and other revenue-generating activities. Management has taken steps to reduce expenditures going forward in the short term by staff reductions, deferral of management salaries, and operational changes.

The top-line failure of the two Phase 3 studies of NX-1207 for BPH materially affects the Corporation’s current ability to fund its operations, meet its cash flow requirements, realize its assets and discharge its obligations. Under the Common Stock Private Purchase Agreement, the Corporation must adhere to general covenants in order to draw on its facility, including maintaining its stock exchange listing and registration requirements and having no material adverse effects, as defined in the Agreement, with respect to the business and operations of the Corporation. In the past, the Corporation has been successful in obtaining the required financing pursuant to the Agreement. As of the date of the financial statements, the Corporation has not received any communication from the counterparty in the Agreement that it will not honor the Corporation`s future draw-down notices under the Agreement or that it intends to terminate the Agreement. On April 28, 2015, the Corporation completed a drawdown of $600,000 pursuant to this Agreement.

Management believes that current cash balances as at March 31, 2015 and anticipated funds from product sales are not sufficient to fund substantially all of its planned business operations and research and development programs over the next year. The Corporation intends to access financing through the existing Common Stock Private Purchase Agreement and/or other sources of capital in order to fund these operations and activities over the next year.

If the purchaser does not purchase the Corporation`s common shares as provided for under the Agreement, or if the Agreement is not renewed, the Corporation will have to seek other sources of financing in order to be able to pay its obligations as they become due, which could have an impact on its ability to continue as a going concern. Considering recent developments and the need for additional financing, there exists a material uncertainty that casts substantial doubt about the Corporation’s ability to continue as a going concern. The financial statements do not reflect adjustments that would be necessary if the going concern assumption was not appropriate. If the going concern assumption is not appropriate, then adjustments may be necessary to the carrying value and classification of assets and liabilities and reported results of operations and such adjustments could be material.

We have incurred operating losses throughout our history. Management believes that such operating losses will continue for at least the next few years as a result of expenditures relating to research and development of our potential therapeutic products.

Corporate Information

Nymox Pharmaceutical Corporation was incorporated under the Canada Business Corporations Act in May, 1995 to acquire all of the common shares of DMS Pharmaceutical Inc., a private Corporation which had been carrying on research and development since 1989 on diagnostics and drugs for brain disorders and diseases of the aged with an emphasis on Alzheimer’s disease. Nymox has two subsidiaries: one wholly-owned subsidiary named Nymox Corporation and the other a majority owned subsidiary named Serex, Inc., acquired in 2000.

Our principal executive office is located at 9900 Cavendish Boulevard, St. Laurent, Quebec, Canada, H4M 2V2; phone: (800) 936-9669; fax: (514) 332-2227. Our two subsidiaries are located at 777 Terrace Avenue Hasbrouck Heights, NJ, USA 07604. Our common shares currently trade on the NASDAQ Capital Market, or NASDAQ under the ticker symbol “NYMX”. The

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Corporation maintains a website at www.nymox.com. Any information contained in or accessible through our website is not part of this prospectus.

Recent Developments

On April 23, 2015 we held a Special Meeting of Shareholders to determine a corporate move to the Bahamas. The vote was 94% in favour of the move and thus, the Corporation is in the process of changing domicile to the Bahamas.

In April 2015, the Corporation granted 1,425,000 options to executive directors and officers at an exercise price of $1.15; these options are contingent upon and cannot be exercised until the Corporation’s stock trades for five consecutive days at a price of $5.00 or greater. In addition, the Corporation amended the exercise price of all of its 5,104,500 outstanding options to $1.15.

On June 15, 2015, Andre Monette resigned as Chief Financial Officer and the Corporation retained the services of Erik Danielson.

On April 28, 2015, and June 16, 2015, the Corporation issued 431,344 common shares and 617,122 common shares for gross aggregate proceeds of $600,000 and $850,000, respectively.

On July 1, 2015 the Company added Mr. James Robinson to the board of directors, as an independent director.

The Securities We May Offer

The selling shareholders may offer and sell from time to time up to an aggregate of $12,000,000 of any of, or units comprised of, or other combinations of, the following securities:	Common Stock and Debt Securities
NASDAQ Capital Market symbol	Our common shares are traded on the NASDAQ Capital Market under the symbol “NYMX”
Use of proceeds

We will use the net proceeds that we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes and working capital. General corporate purposes may include repayment of debt, capital expenditures, Clinical Trial Expenses, Manufacturing – including equipment, Salaries and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. Additional information on the use of net proceeds from the sale by the Company of securities covered by this prospectus may be set forth in any prospectus supplement relating to the specific offering.

Proceeds from the exercise of warrants, if any, will be added to Nymox’s working capital. The exercise of conversion rights for the convertible bonds will reduce Nymox’s indebtedness to the extent of the value of the bonds converted to shares. Management will have broad discretion with respect to the expenditure of such proceeds. Investors will be entrusting their funds to the Company’s management, upon whose judgment they must depend, with limited information concerning the specific working capital requirements and general corporate purposes to which the funds will ultimately be applied.

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Risk factors	An investment in our common shares involves certain risks, which should be carefully considered by prospective investors before investing in our common shares. See “Risk Factors” in this prospectus, in our Annual Report on Form 20-F for the year ended December 31, 2014 filed with the SEC on March 31, 2015 and our Quarterly Report on Form 6-K for the quarter ended March 31, 2015 filed or furnished with the SEC on May 15, 2015.
Prospectus Supplement

We will describe the terms of any such offering in a supplement to this prospectus.  Any prospectus supplement may also add, update, or change information contained in this prospectus.  Such prospectus supplement will contain the following information about the offered securities:

   title and amount;

  offering price, underwriting discounts and commissions or agency fees, and our net proceeds;

  any market listing and trading symbol;

  names of lead or managing underwriters or agents and description of underwriting or agency arrangements; and

  the specific terms of the offered securities.

          This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 20-F for the year ended December 31, 2014, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to invest in our common shares or our other securities. The occurrence of any of the risk factors incorporated by reference into this prospectus could adversely affect our business, operating result, financial condition, and future prospects. In such event, the market price of our common shares and the value of our other securities could decline and you could lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Risks relating to an investment in the debt securities

We may incur substantially more debt in the future. We may incur substantial additional indebtedness in the future, including in connection with future acquisitions, some of which may be secured by our assets. Any such incurrence of additional indebtedness could exacerbate the risks that holders of the debt securities currently face. Additional indebtedness will result in incremental financing costs,

At any point in time there may or may not be an active trading market for our debt securities.

At any point in time there may or may not be an active trading market for our debt securities. If any of the debt securities are traded after their initial issuance, they may trade at a discount from their initial offering price. Further, if active markets for the debt securities do not develop, the prices of the debt securities and the ability of a holder of debt securities to find a ready buyer will be adversely affected. While we may decide to list a particular series of debt securities on one or more stock exchanges or automated quotation system, we expect to sell the securities through underwriters or dealers; by ourselves directly; through agents; or through a combination of any of these methods of sale. Many of our debt securities will not be listed on any exchange or automated quotation system.

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The debt securities may be effectively subordinated to our secured debt.

The debt securities may be unsecured. If Nymox defaults on the debt securities, or after the bankruptcy, liquidation or reorganization of Nymox, then, to the extent Nymox has granted security over its assets, the assets that secure those debts will be used to satisfy the obligations under that secured debt before any payment on the debt securities can be made. There may only be limited assets available to make payments on the debt securities in the event of an acceleration of the debt securities. If there is not enough collateral to satisfy the obligations of any secured debt, the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.

Our Clinical Trials for our Therapeutic Products in Development, Such as NX-1207, May Not Be Successful and We May Not Receive the Required Regulatory Approvals Necessary to Commercialize These Products

Products requiring regulatory approval, such as NX-1207, will be approved for commercial sale only if governmental regulatory authorities are satisfied that our clinical trials are properly designed and conducted and that the results of those trials provide valid and acceptable evidence that the product is safe and effective for the conditions or diseases it is intended to treat. We do not know whether our pending or any future clinical trials will demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals or will result in marketable products. Clinical trials are lengthy, complex, expensive and uncertain processes and failure can occur at any stage of testing. Results attained in pre-clinical testing or in early clinical trials may not be indicative of results that are obtained in later studies. We may suffer significant setbacks in advanced clinical trials, even after promising results in earlier studies. Based on results at any stage of clinical trials, we may decide to repeat or redesign a trial or discontinue development of one or more of our product candidates. If we fail to adequately demonstrate the safety and efficacy of our products under development, we will not be able to obtain the required regulatory approvals to commercialize our product candidates. On November 2, 2014, following the completion of data verification and auditing procedures, top-line results of the Phase 3 NX02-0017 and NX02-0018 U.S. clinical trials of NX-1207 for BPH at 12 months post-treatment were not statistically significant compared to placebo. The Corporation is in the process of further data analysis and assessments of the two studies, and expects to continue its efforts to work on the development program.

Setbacks in our clinical trials or failure to obtain regulatory approval could cause the price of our shares to decline and adversely affect our business, operations, product development programs and financial condition. See “A Setback in Any of Our Clinical Trials Would Likely Cause a Drop in the Price of Our Shares”.

Our Clinical Trials for Certain Of Our Therapeutic Products May Be Delayed, Making it Impossible to Achieve Anticipated Development or Commercialization Timelines And Our Development of NX-1207 for BPH Has Been Delayed Due To Negative Results In Phase III Clinical Trials.

Delays in the initiation, conduct or completion of clinical trials are not uncommon. If one or more of our clinical trials is delayed, we may be unable to meet our anticipated development or commercialization timelines. Either circumstance could cause the price of our shares to decline, increase clinical trial and product development costs, and affect the Corporation’s business, operations, product development programs and financial condition.

The design, conduct and completion of clinical trials is a complex process involving many third parties, including governmental authorities, institutional review boards, contract manufacturers, contract research organizations, consultants, investigators, patients, and data monitoring committees. The initiation, progress, completion and success of a clinical trial is in part dependent on third parties providing necessary approvals, agreements and consents, performing necessary tasks in a timely, competent manner, and complying with protocols, good clinical practices and applicable laws, rules and regulations. Failure of a third party to perform as expected or agreed upon may result in delays or failure in initiating or completing a clinical trial.

Our clinical trials are subject to prior approvals and continuing oversight by governmental regulatory authorities and institutional review boards. We must meet and comply with their requirements in order to start, continue and successfully complete a clinical trial. We may not be able to comply with one or more of these requirements or there may be delays in doing so. A clinical trial may be put on hold or halted altogether due to concerns about patient safety. Governmental regulatory authorities may change approvals or requirements, resulting in changes to the design or conduct of a clinical trial or the need for new or further clinical trials.

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Clinical trials for our product candidates require that we identify and enroll a large number of patients with the disorder under investigation. We may not be able to enroll a sufficient number of patients to complete our clinical trials in a timely manner. Patient enrollment is a function of many factors including:

  design of the protocol;the size of the patient population;
  eligibility criteria for the study in question;
  perceived risks and benefits of the drug under study;
  availability of competing therapies;
  efforts to facilitate timely enrollment in clinical trials;
  patient referral practices of physicians; and
  availability of clinical trial sites.

On November 2, 2014, following the completion of data verification and auditing procedures and the unblinding and top line analysis of efficacy of the studies, Nymox announced that the NX02-0017 and NX02-0018 Phase 3 clinical trials had failed to meet their primary endpoints. Top-line results of the Phase 3 NX02-0017 and NX02-0018 U.S. clinical trials of NX-1207 for BPH at 12 months post-treatment were not statistically significant compared to placebo. The Corporation is in the process of further data analysis and assessments of the two studies, and expects to continue its efforts to work on the development program.

If we have difficulty enrolling a sufficient number of patients to conduct our clinical trials as planned, we may need to delay or terminate ongoing clinical trials.

A Setback in Any of Our Clinical Trials Would Likely Cause a Drop in the Price of Our Shares

On November 2, 2014, following the completion of data verification and auditing procedures and the unblinding and top line analysis of efficacy of the studies, Nymox announced that the NX02-0017 and NX02-0018 Phase 3 clinical trials had failed to meet their primary endpoints. On November 3, 2014 the Corporation’s stock fell approximately 82%, from $5.14 to $0.93.

The clinical testing of drug candidates is fraught with uncertainties and positive results from earlier clinical trials may not be repeated in later trials. As well, government regulators such as the U.S. Food and Drug Administration, or FDA, may require additional testing or further documentation relating to the preclinical testing, clinical studies, manufacturing or other issues at any time. These requirements may result in substantial delays in obtaining regulatory approval or make obtaining such approval much more difficult. Setbacks in any phase of the clinical development of our product candidates could have a negative impact on our business, operations, product development programs and financial condition, could jeopardize FDA or other regulatory approval and would likely cause a further drop in the price of our shares.

We May Not be Able to Make Adequate Arrangements with Third Parties for the Commercialization of Our Product Candidates, such as NX-1207

In order to commercialize our product candidates successfully, we intend, on a product-by-product basis, either to make arrangements with third parties to perform some or all of these services or to expand our existing sales, marketing and distribution capabilities. We currently have limited sales and marketing capabilities and limited experience in developing, training or managing a large marketing or sales force. We currently rely primarily upon distributors for the sales of our existing products. The cost of establishing and maintaining a larger sales force would be substantial and may exceed its cost effectiveness. In addition, in marketing our products, we would likely compete with many companies that currently have extensive and well-funded marketing and sales operations. Despite our marketing and sales efforts, we may be unable to compete successfully against these companies. We may make arrangements with third parties to market and sell some or all of our products under development in certain territories, rather than establish our own sales force. We may not be able to do so on favorable terms. If we contract with third parties for the sales and marketing of our products, our revenues will depend upon the efforts of these third parties, whose efforts may not be successful.

We anticipate entering into co-development and co-marketing agreements with one or more partners with established sales, marketing and regulatory capabilities in order to assist in the completion of the development and commercialization of NX-1207. We may not be able to do so on favourable terms. If we fail to establish or make adequate arrangements with third parties for such purposes, our business, operations, product development programs and financial condition will be materially adversely affected.

In December 2010, the Corporation signed a license and collaboration agreement with Recordati, a European pharmaceutical group, for the development and commercialization of NX-1207 in Europe including Russia and the CIS, the Middle East, the

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Maghreb area of North Africa and South Africa (the “Licensed Territory”). After the top-line statistical failure of Nymox’s U.S. Phase 3 studies NX02-0017 and NX02-0018 at 12 months post-treatment, Recordati has terminated development and commercialization activities of NX-1207 in the licensed territories.

We May Not Achieve Our Projected Development Goals in the Time Frames We Announce and Expect

We make public statements regarding the achievement of our milestones, such as the commencement and completion of clinical trials, regulatory submission and approval dates and time of product launch. The actual timing of these events can vary dramatically due to factors such as delays or failures in our clinical trials, the uncertainties inherent in the regulatory approval process and delays in achieving manufacturing or marketing arrangements sufficient to commercialize our products. There can be no assurance that our clinical trials will be completed, that we will make regulatory submissions or receive regulatory approvals as planned or that we will be able to adhere to our current schedule for the launch of any of our products. If we fail to achieve one or more of these milestones as planned, for instance, such as the completion of our Phase 3 development of NX-1207 for BPH, which has been delayed due to certain negative results, the price of our shares could decline.

Even If We Obtain Regulatory Approvals for Our Product Candidates, We Will be Subject to Stringent Ongoing Government Regulation

Even if regulatory authorities approve any of our product candidates, the manufacture, marketing and sale of such products will be subject to strict and ongoing regulation. Compliance with such regulation will be expensive and consume substantial financial and management resources. For example, an approval for a product may be conditioned on our conducting costly post-marketing follow-up studies. In addition, if based on these studies, a regulatory authority does not believe that the product demonstrates a benefit to patients, such authority could limit the indications for which the product may be sold or revoke the product’s regulatory approval.

We and our contract manufacturers will be required to comply with applicable current Good Manufacturing Practice (“cGMP”) regulations for the manufacture of our products. These regulations include requirements relating to quality assurance, as well as the corresponding maintenance of records and documentation. Manufacturing facilities must be approved before we can use them in commercial manufacturing of our products and are subject to subsequent periodic inspection by regulatory authorities. In addition, material changes in the methods of manufacturing or changes in the suppliers of raw materials are subject to further regulatory review and approval.

If we or any marketing collaborators or contract manufacturers fail to comply with applicable regulatory requirements, we may be subject to sanctions including fines, product recalls or seizures, injunctions, total or partial suspension of production, civil penalties, and withdrawals of previously granted regulatory approvals and criminal prosecution. Any of these penalties could delay or prevent the development, marketing or sale of our products.

It is Uncertain When, if Ever, We Will Make a Profit

We first began operations in 1995 and are only in the early stages of commercial marketing of our diagnostic products, AlzheimAlert™, NicAlert™ and TobacAlert™. We have never made a profit. We incurred a net loss of approximately $4.9 million in 2013 and $4.6 million in 2014. As of December 31, 2014, Nymox’s accumulated deficit was approximately $100.0 million and we have negative cash flows from operations. As at December 31, 2014, we had negative working capital (excluding deferred revenue) of $580,375. As of March 31, 2015, our accumulated deficit and negative working capital were $98.5 million and $1,269,426, respectively.

We cannot say when, if ever, Nymox will become profitable or operate with positive cash flows and/or working capital. Profitability will depend on our uncertain ability to generate revenues from the sale of our products and the licensing of ou r technology that will offset the significant expenditures required for us to advance our research, protect and extend our intellectual property and develop, manufacture, license, market, distribute and sell our technology and products successfully. Similar types of expenditures in the past have contributed to the net losses reported above.

We Will Require Additional Funding to Continue as a Going Concern

The Corporation will require additional funds to pursue its operations as a going concern for the fiscal year ending December 31, 2015 and beyond, some of the funds of which would be used to conduct further research and development, schedule clinical testing, obtain regulatory approvals and the commercialization of its product candidates. The Corporation had available cash of approximately $632,272 and a working capital deficiency (excluding deferred revenue) of $580,375 as of December 31, 2014. Cash flows used in operations during 2014 were $5,515,479. As of March 31, 2015, the Corporation had

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available cash of $378,164. On April 28, 2015, and June 16, 2015, the Corporation issued 431,344 common shares and 617,122 common shares for gross aggregate proceeds of $600,000 and $850,000, respectively.

Management believes that current cash balances as at December 31, 2014 and anticipated funds from product sales are not sufficient to fund substantially all of its planned business operations and research and development programs over the next year. The Corporation intends to access financing through the existing Common Stock Private Purchase Agreement and/or other sources of capital in order to fund these operations and activities over the next year.

If the purchaser does not purchase the Corporation`s common shares as provided for under the Common Stock Private Purchase Agreement, the Corporation will have to seek other sources of financing in order to be able to pay its obligations as they become due, which could have an impact on its ability to continue as a going concern. There can be no assurance that any additional funding will be available at terms that are acceptable to the Corporation to enable the Corporation to continue to pursue its operations. Considering recent developments and the need for additional financing, there exists a material uncertainty that casts substantial doubt about the Corporation’s ability to continue as a going concern. Our consolidated financial statements do not reflect adjustments that would be necessary if the going concern assumption was not appropriate. If the going concern assumption is not appropriate, then adjustments may be necessary to the carrying value and classification of assets and liabilities and reported results of operations and such adjustments could be material.

We have incurred operating losses throughout our history. Management believes that such operating losses will continue for at least the next few years as a result of expenditures relating to research and development of our potential therapeutic products.

Our Ability to Draw on the Common Stock Private Purchase Agreement, Which Expires in November 2015, is Dependent on Adhering to General Covenants

Under the Common Stock Private Purchase Agreement, the Corporation must adhere to general covenants in order to draw on its facility, including maintaining its stock exchange listing and registration requirements and having no material adverse effects, as defined in the Common Stock Private Purchase Agreement, with respect to the business and operations of the Corporation. In the past, the Corporation has been successful in obtaining the required financing pursuant to the Agreement. As of the date of the financial statements, the Corporation has not received any communication from the counterparty in the Agreement that it will not honor the Corporation`s future draw-down notices under the Agreement or that it intends to terminate the Agreement. As at the date hereof, the Common Stock Private Purchase Agreement, set to expire in November 2015, has not been renewed. In prior years the Corporation typically has renewed the Common Stock Private Purchase Agreement approximately one year prior to its scheduled expiry date. If we are unable to renew the agreement in a timely fashion or at all or unable to comply with the covenants set forth in the agreement, the Corporation will have to seek other sources of financing in order to continue to operate as a going concern. There can be no assurance that any additional funding will be available on acceptable terms or at all. The inability to raise additional capital would have a material adverse effect on the business and operations.

We Have Identified a Material Weakness in Our Internal Control Over Financial Reporting. Although We Expect to Make Every Effort to Address this Material Weakness, We May Find that We are Unable to Remediate this Deficiency in Our Control Environment, Which Could Reduce the Reliability of Our Financial Reporting, Harm Investor Confidence in Our Company and Affect the Value of Our Common Stock.

In connection with the preparation of our consolidated financial statements for the year ended December 31, 2014, we and our independent registered public accounting firm identified a material weakness in the design and operation of our internal control over financial reporting. The material weakness relates to incompatible duties related to certain processes, primarily impacting the expenditures/disbursements processes and related information technology general controls, and sufficient compensating controls did not exist. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is reasonable possibility that a material misstatement of a company’s annual financial statements will not be prevented or detected on a timely basis. We intend to address the material weakness in the immediate future with oversight from our Audit Committee of the Board of Directors to remediate the material weakness. If we fail to effectively remediate the material weakness in our control environment we may be unable to accurately report our financial results, or report them within the timeframes required by the SEC. Even if we are able to report our financial statements accurately and in a timely manner, if we do not make all necessary improvements to address the material weakness, continued disclosure of a material weakness will be required in future filings with the SEC and the accuracy of our financial statements may be called into question, both of which would likely cause our reputation to be harmed and our stock price to decline.

We Face Challenges in Developing, Manufacturing and Improving Our Products

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Our success depends on our ability to develop or acquire rights to new products or to improve our existing products. We are still developing many of our products and have not yet brought them to market. We cannot assure you that we will be able to develop or acquire rights to such products and to market them successfully.

Developing a treatment for Alzheimer’s disease is particularly challenging. Many pharmaceutical companies, institutions and researchers are working on many different approaches and treatments. There is no consensus among researchers about the cause of this fatal illness and no guarantee that our drug development programs in this area are targeting significant factors in its cause, progression or symptoms. It is difficult to design drug candidates that can cross from the bloodstream into the brain, where the damage from Alzheimer’s disease is occurring. Clinical trials to establish efficacy for drugs that slow down the progression of Alzheimer’s disease over a period of months or years often require that a large number of subjects be tracked over many months or years, making them very expensive to conduct. The potentially long period from discovery and patenting through development and regulatory approval to the market can significantly reduce the patent life of an Alzheimer’s disease treatment. Any marketed treatment in this area may well eventually face competition from “me-too” drugs developed by other pharmaceutical companies based on our research. We will be under constant competitive pressure to improve our products and to develop new treatments in order to protect our position in the field.

Developing and improving our diagnostic products is also challenging. The science and technology of the detection and measurement of very small amounts of biochemicals in bodily fluids and tissue is evolving rapidly. We may need to make significant expenditures in research and development costs and licensing fees in order to take advantage of new technologies. If any major changes to our testing technologies used in our NicAlert™ or TobacAlert™ tests are made, further validation studies will be required. Developing new diagnostic products is more challenging, requiring identification and validation of the biochemical marker being detected by the new product in the clinical context and the development and validation of the product designed to detect the marker.

We anticipate outsourcing at least some of the manufacturing required for new products we may develop in order to control start-up and operating costs and to take advantage of the existing manufacturing capabilities and capacity in the large contract manufacturing sectors in the pharmaceutical and diagnostic industries. There are risks associated with this strategy, including difficulties in the transfer of manufacturing, the possibility of production interruption due to causes beyond our control and the need to arrange alternative suppliers. We currently out-source some of the manufacturing services required for our NicAlert™ and TobacAlert™ products to a contract manufacturer. We do not anticipate any significant risk of long-term interruption of manufacture due to this arrangement. The services supplied are not unique or unduly complicated and other contract manufacturers are available to provide similar services. The manufacture of therapeutics is more challenging and capital-intensive and may require us to partner with a major pharmaceutical corporation or other partner in order to manufacture a therapeutic for market.

Our Products and Services May Not Receive Necessary Regulatory Approvals

Our diagnostic products, NicAlert™ and TobacAlert™, and our products in development, are subject to a wide range of government regulation governing laboratory standards, product safety and efficacy. The actual regulatory schemes in place vary from country to country and regulatory compliance can take several years and involve substantial expenditures.

We cannot be sure that we can obtain necessary regulatory approvals on a timely basis, if at all, for our products in development and all of the following could have a material adverse effect on our business:

  failure to obtain or significant delays in obtaining requisite approvals;
  loss of or changes to previously obtained approvals; and
  failure to comply with existing or future regulatory requirements.

Any changes in the Centers for Medicare and Medicaid Services (“CMS”) or state law requirements or in the U.S. Food and Drug Administration (“FDA”) regulations could have a detrimental impact on our ability to offer or market any reference laboratory services and/or on our ability to obtain reimbursement from the Medicare and Medicaid programs and providers.

Similar requirements exist in many other countries. Obtaining these approvals and complying with the subsequent global regulatory requirements can be both time-consuming and expensive.

In the United States, our drugs in development will require final FDA approval before their sale or distribution. Such approval comes only at the end of a lengthy, expensive and often arduous process. In September, 2006, we announced the successful completion of a multi-center, double-blind, placebo-controlled Phase 2 trial of NX-1207, our lead candidate for the treatment of BPH, a common disorder of older men. In February 2008, the Corporation reported positive results in a 32 site U.S. Phase 2

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prospective randomized clinical trial, with statistically significant improvement compared to an approved BPH drug (finasteride). Subsequent to the completion of the Phase 2 studies, the Corporation has reported positive results in several follow-up studies of BPH patients that participated in the Phase 2 studies. In February 2009, the Corporation reported concluding a positive and productive End of Phase 2 (“EOP2”) meeting with the FDA concerning the Phase 3 program for NX-1207. In June 2009, the Corporation began conducting the first of two pivotal double blind placebo controlled Phase 3 trials for NX-1207 that incorporate the specific protocol design recommendations provided to the Corporation by the FDA. Top-line results of the Phase 3 NX02-0017 and NX02-0018 U.S. clinical trials of NX-1207 for BPH at 12 months post-treatment were not statistically significant compared to placebo. The Corporation is in the process of further data analysis and assessments of the two studies, and expects to continue its efforts to work on the development program. The Corporation previously successfully completed four Phase 1 and Phase 2 clinical trials of NX-1207 for BPH as well as over ten additional follow-up studies. We cannot predict with any certainty the outcome of this program, what further steps may be required in order to apply for final FDA approval for this drug or whether the FDA will ultimately grant us such approval. Similar requirements exist in many other countries.

We Face Significant and Growing Competition

The modern pharmaceutical and biotechnology industries are intensely competitive, particularly with respect to Alzheimer’s disease where there is a large unmet need for an effective treatment. Currently there are five drugs with similar mechanisms of action approved for sale in the United States (Aricept®, Cognex®, Exelon®, Razadyne® and Namenda®). These drugs offer some relatively short-term symptomatic relief, but do not treat the underlying causes of the illness. Over the past decade, there has been an intense research effort both in the non-profit sectors such as universities, government agencies and research institutes and in the pharmaceutical and biotechnology industry to develop new treatments for Alzheimer’s disease. Treatment candidates in clinical trials include:

  vaccines and other active immunotherapies for Alzheimer’s disease (GlaxoSmithKline, Novartis);
  inhibitors of the production of beta-amyloid, one of the abnormal proteins associated with Alzheimer’s disease. Merck);
  antibodies that bind to beta-amyloid (Eli Lilly, Eisai, Genentech, Roche);
  drugs targeting the tau protein which forms tangles in brain cells of Alzheimer’s disease patient. (TauRx Therapeutics, Bristol-Myers Squibb);
  drugs designed to enhance cognition (Merck, AbbVie, EnVivo Pharmaceuticals, Lundbeck; and
  diabetes drugs, including insulin and medications for treating Type 2 diabetes (Takeda).

There is also ongoing research into possible methods of preventing Alzheimer’s disease such as taking certain cholesterol-lowering drugs called statins, estrogen replacement therapies, anti-oxidants such as vitamin E and ginkgo biloba, nutraceuticals such as resveratrol and docosahexanoic acid (an omega 3 fatty acid), or anti-inflammatory drugs such as ibuprofen (e.g., Advil® or Motrin®). The successful development of a treatment or method of preventing Alzheimer’s disease could significantly impact on our ability to develop or market a competing treatment for Alzheimer’s disease.

Our treatments under development for enlarged prostate BPH face significant competition from existing products. There are nine drugs approved for treatment of BPH: five proprietary drugs (dutasteride (Avodart®), tamsulosin (Flomax®), alfusozin (Uroxatral®), silodosin (Rapaflo®), and tadalofil (Cialis®)), a combination of two drugs (dutasteride and tamsulosin) (Jalyn™), and four generics (finasteride, terazozin, doxazozin, and prazosin). There are a number of thermal treatments on the market designed to shrink the enlarged prostate by heating its tissue with a device inserted through the urethra (the passage leading from the bladder through the penis through which men urinate). The devices on the market use microwave energy (Prostatron®, Targis Therapy® or TherMatrx®), low level radiowaves (TUNA System®), lasers (Indigo LaserOptic Treatment System® or Laserscope GreenLight PVP™), direct heat, energy or hot water to heat or burn away prostate tissue. A variety of surgical procedures exist to surgically reduce or remove the prostate or to widen the urethra. These include procedures to cu t away prostate tissue such as TURP (transurethral resection of the prostate) and using a resectoscope with an electrical loop inserted through the penis to cut the prostate tissue. A small device used to widen the constricted urethra called a prostatic stent can also be inserted. In 2013, the FDA approved the Urolift™ system, a permanent surgical implant designed to pull back prostate tissue to improve urination in men with BPH.

The diagnostic testing industry is also highly competitive. In the area of Alzheimer’s disease, Athena Diagnostics, Inc. markets diagnostic tests for different biochemical indicators found in blood and spinal fluid and for genetic predispositions for the illness. Other companies are attempting to develop and market other diagnostic products in this area. The FDA has approved two radioactive diagnostic agents for Positron Emission Tomography (“PET”) imaging as an aid to the evaluation of patients with signs of Alzheimer’s disease: Amyvid® (florbetapir), marketed by Lilly, and Vizamyl® (flutemetamol), marketed by GE Healthcare. Other companies are also developing similar technologies. The introduction of other diagnostics products for Alzheimer’s disease or tobacco product use that are cheaper, easier to perform, more accurate or otherwise more

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attractive to the physicians, health care payers or other potential customers would have a significant impact on the sales of our NicAlert™ or TobacAlert™ products.

We May Not Be Able to Successfully Market Our Products

To increase our marketing, distribution and sales capabilities both in the United States and around the world, we will need to enter into licensing arrangements, contract sales agreements and co-marketing deals. We cannot assure you that we will be able to enter into agreements with other companies on terms acceptable to us, that any licensing arrangement will generate any revenue for the Corporation or that the costs of engaging and retaining the services of a contract sales organization will not exceed the revenues generated.

Protecting Our Patents and Proprietary Information is Costly and Difficult

We believe that patent and trade secret protection is important to our business, and that our success will depend, in part, on our ability to obtain strong patents, to maintain trade secret protection and to operate without infringing the proprietary rights of others.

Obtaining and maintaining our patent position is costly. We pay for the filing, prosecution and fees of several hundred patents and patent applications in countries around the world, including the United States, Europe, Japan, Canada, Australia, New Zealand and South Korea. In the United States alone, Nymox has twenty-four patents issued or allowed relating to its technology. Our subsidiary, Serex, Inc. has nine patents.

While we believe that we have strong patent protection for the products we sell and for our product development programs and we are in the process of extending that patent protection to cover more countries or new discoveries or products, we cannot assure you that additional patents covering new products or improvements will be issued or that any new or existing patents will be of commercial benefit or be valid and enforceable if challenged.

Many companies have patents covering various drugs, methods and discoveries in the fields of diagnostics and therapeutics for Alzheimer’s disease and related conditions and of new anti-infective agents. We believe that the patents issued to date should not preclude Nymox from developing and marketing our products; however, it is impossible to predict the extent to which licenses from third parties will be necessary. If Nymox were to need licenses from third parties there can be no assurance that we could obtain such licenses on commercially reasonable terms, if at all.

In the fields of diagnostic methods and diagnostic tests for common human diseases and conditions, where Serex has many of its patents, there are many patents issued covering many areas of diagnostic methods, tests and technologies. We believe that these patents issued to date to other companies will not preclude Serex from developing and marketing its products but you should be aware that it is often difficult to determine the nature, breadth and validity of competing patent claims in these fields, that there has been significant litigation in some of these areas (not involving Serex) and that, if and when Serex’s products become more commercially successful, Serex’s products or patents may become the subject matter of litigation. If Serex were to need licenses from third parties there can be no assurance that it could obtain such licenses on commercially reasonable terms, if at all.

We are not currently involved in patent litigation. In the pharmaceutical and biotechnology industry patent disputes are frequent and can preclude the commercialization of products. Patent litigation is costly and the outcome often difficult to predict. It can expose us to significant liabilities to third parties and may require us to obtain third-party licenses at a material cost or cease using the technology or product in dispute.

We Face Changing Market Conditions

The healthcare industry is in transition with a number of changes that affect the market for therapeutic and diagnostic test products. The U.S. federal and various state governments have under consideration a number of proposals that may have the effect of directly or indirectly limiting drug prices in the U.S. markets. In March 2010, the United States enacted health care reform legislation, the Patient Protection and Affordable Care Act. Important market reforms have begun and will continue through full implementation in 2014 and beyond. The new law is expected to expand access to health care to more than 32 million Americans by the end of the decade. These changes may adversely affect the prices we may charge for any therapeutic drug we develop. Funding changes and budgetary considerations can lead major health care payers and providers to make changes in reimbursement policies for our products. These changes can seriously impact the potential for growth for the market for our products, either favorably when the decision is to offer coverage for our products at a reasonable price or negatively when the decision is to deny coverage altogether. Changes in the healthcare delivery system have resulted in

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consolidations and in the formation of multi-hospital alliances, reducing the number of institutional customers for therapeutic and diagnostic test products. There can be no assurance that Nymox will be able to enter into and/or sustain contractual or other marketing or distribution arrangements on a satisfactory commercial basis with these institutional customers.

Health Care Plans May Not Cover or Adequately Pay for Our Products and Services

Throughout the developed world, both public and private health care plans are under considerable financial and political pressure to contain their costs. The two principal methods of restricting expenditures on drugs and diagnostic products and services are to deny coverage or, if coverage is granted, to limit reimbursement. For single-payer government health care systems, a decision to deny coverage or to severely restrict reimbursement for one of our products can have an adverse effect on our business and revenues.

In the United States, where, to a significant degree, the patient population for our products is elderly, Medicare and Medicaid are sources of reimbursement. In general, any restriction on reimbursement, coverage or eligibility under either program could adversely affect reimbursement to Nymox for products and services provided to beneficiaries of the Medicare and/or Medicaid programs. Many elderly people are covered by a variety of private health care organizations either operating private health care plans or Medicare or Medicaid programs subject to government regulation. These organizations are also under considerable financial constraints and we may not be able to secure coverage or adequate reimbursement from these organizations. Without coverage, we will have to look to the patients themselves who may be unwilling or unable to pay for the product; in turn, doctors may be reluctant to order or prescribe our products in the absence of coverage of the product for the patient.

We Are Subject to Continuing Potential Product Liability Risks, Which Could Cost Us Material Amounts of Money

We may be subject to product liability which could task our critical resources, delay the implementation of our business strategy, result in products being recalled or removed from the market, and materially and adversely harm our business and financial condition due to the costs of defending such legal actions or the payment of any judgments or settlements relating to such actions or both. Our business exposes us to the risk of product liability claims that is inherent in the development and marketing, distribution, and sale of pharmaceutical and diagnostic products. If any of our product candidates or marketed products harms people, or is alleged to be harmful, we may be subject to costly and damaging product liability claims brought against us by clinical trial participants, consumers, patients, health care providers, corporate partners or others.

We have product liability insurance covering our ongoing clinical trials and marketed products. Our insurance coverage may not be sufficient to cover fully all potential claims, nor can we guarantee the solvency of any of our insurers. If our claims experience results in higher rates, or if product liability insurance otherwise becomes costlier because of general economic, market or industry conditions, then we may not be able to maintain product liability coverage on acceptable terms. If sales ofour products increase materially, or if we add significant products to our portfolio, then we will require increased coverage and may not be able to secure such coverage at reasonable rates or terms. If our insurance coverage is not sufficient to cover fully all potential claims, the Corporation would be exposed to the risk that our litigation costs and liability could exceed our total assets and our ability to pay.

We Have Become Involved in Securities Class Action Litigation that is Expected to Divert Management's Attention and Could Harm our Business.

On November 24, 2014, a shareholder of the Corporation, filed a proposed class action suit in the United States District Court, District of New Jersey, against the Corporation and the President and the Chief Executive Officer of the Corporation. The motion was heard on January 26, 2015, and was the first procedural step before any class action could be instituted. The plaintiff seeks certification of a class action on behalf of all persons, wherever they reside, who acquired the Corporation’s common stock between January 31, 2011 and November 2, 2014. The plaintiff alleges that certain of the Corporation’s disclosures failed to disclose material adverse facts that raised serious questions as to the ability to achieve significant results for NX-1207 in Phase 3 trials in light of difficulty of enrolling candidates, obtaining objective and measured results, and the placebo effect. The Corporation believes that the allegations made against it in these actions are meritless and will vigorou sly defend the matter, although no assurance can be given with respect to the ultimate outcome of such proceedings. No provision has been recognized in our financial statements for this matter. Litigation, such as this shareholder class action, often is expensive and diverts management's attention and resources, which could adversely affect our business.

The Issuance of New Shares May Dilute Nymox’s Stock

The Corporation relies almost exclusively on financing to fund its operations. In order to achieve the Corporation’s business plan and realization of its assets and liabilities in the normal course of operations, the Corporation anticipates the need to raise

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additional capital and/or achieve sales and other revenue generating activities. The Corporation has historically primarily depended on financing under the Common Stock Private Purchase Agreement to fund its operations. The Corporation issued convertible notes in the amount of $1,070,000 on December 16, 2014, convertible into 2,007,504 common shares of the Corporation at a conversion price of $0.533 per share that, if converted, will dilute our common stock. Moreover, Nymox may use its shares as currency in acquisitions. The issuance of further shares and the eligibility of issued shares for sale will dilute our common stock and may lower its share price. There were 36,755,503 common shares of Nymox issued and outstanding as of March 31, 2015. On April 28, 2015, and June 16, 2015, the Corporation issued 431,344 common shares and 617,122 common shares for gross aggregate proceeds of $600,000 and $850,000, respectively.

As of March 31, 2015, a total of 548,529 warrants are outstanding, with exercise prices range from $0.54 to $2.00 and expiry dates range from January 2017 to December 2017. In addition, 5,104,500 share options are outstanding, of which 5,057,000 are vested. Expiry dates for Nymox options range from 1.2 years to 9.4 years (see note 12(b) to our consolidated financial statements). These options have been granted to employees, officers, directors and consultants of the Corporation.

If We Fail to Regain Compliance With the Requirements for Continued Listing on The NASDAQ Stock Market, Our Common Shares Could be Delisted from Trading on the NASDAQ Stock Market, Which Would Adversely Affect the Liquidity of Our Common Shares and Our Ability to Raise Additional Capital.

Our common shares are currently listed for quotation on the NASDAQ Stock Market. We are required to meet specified financial requirements in order to maintain our listing on the NASDAQ Stock Market. On December 16, 2014, the Corporation was notified by the Nasdaq Listing Qualifications department that the Corporation’s Nasdaq Capital Market requirements were currently deficient for the preceding 30 consecutive business days. However, the Listing Rules provide the Corporation a compliance period of 180 calendar days in which to regain compliance. In order to do so, the Corporation must maintain a minimum market value of $35 million for a minimum of ten consecutive business days and the closing bid price of the Corporation’s common share must be at least $1 for a minimum of ten consecutive business days. On May 4, 2015, the Corporation was notified by the Nasdaq Listing Qualifications Department that it had regained compliance with the listing requirements. Failure to meet the listing requirements may lead to delisting from the Nasdaq Capital Market in which case the Corporation will consider an alternate trading platform for its common shares. Any potential delisting of our common shares from the NASDAQ Stock Market would make it more difficult for our shareholders to sell our shares in the public market and would likely result in decreased liquidity, limited availability of market quotations for common shares, limited availability of news and analyst coverage regarding our company, a decreased ability to issue additional securities and increased volatility in the price of our common shares. Further, if we were no longer listed on the NASDAQ Stock Market or any other U.S. exchange then we would be in violation of a covenant in the Common Share Purchase Agreement and the purchaser under that agreement would not be required to purchase our common shares, which would impede our ability to raise capital and have a material adverse effect on our business and operations.

We Face Potential Losses Due to Foreign Currency Exchange Risks

Nymox incurs certain expenses, principally relating to salaries and operating expenses at its Canadian office, in Canadian dollars. All other expenses are derived in U.S. dollars. As a result, we are exposed to the risk of losses due to fluctuations in the exchange rates between the U.S. dollar and the Canadian dollar. We protect ourselves against this risk by maintaining cash balances in both currencies. We do not currently engage in hedging activities. The Corporation may suffer losses as a result of unfavorable fluctuations in the exchange rates between the United States dollar and Canadian dollar.

We Have Never Paid a Dividend and are Unlikely to do so in the Foreseeable Future

Nymox has never paid any dividends and does not expect to do so in the foreseeable future. We expect to retain any earnings or positive cash flow in order to finance and develop Nymox’s business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

You should be aware that this report contains forward-looking statements about, among other things, the anticipated operations, product development, financial condition and operating results of Nymox, proposed clinical trials and proposed transactions, including collaboration agreements.

By forward-looking statements, we mean any statements that are not statements of historical fact, including (but not limited to) statements preceded by or that include the words, “believes”, “expects”, “anticipates”, “hopes”, “targets” or similar expressions.

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In connection with the “safe harbor” provisions in the Private Securities Litigation Reform Act of 1995, we are including this cautionary statement to identify some of the important factors that could cause Nymox’s actual results or plans to differ materially from those projected in forward-looking statements made by, or on behalf of, Nymox. These factors, many of which are beyond the control of Nymox, include Nymox’s ability to:

  identify and capitalize on possible collaboration, strategic partnering or divestiture opportunities;
  obtain suitable financing to support its operations and clinical trials;
  access financing under the Common Stock Private Purchase Agreement;
  successfully defend pending and/or unforeseeable future litigation;
  manage its growth and the commercialization of its products;
  achieve operating efficiencies as it progresses from a development-stage to a later-stage biotechnology corporation;
  successfully compete in its markets;
  realize the results it anticipates from the clinical trials of its products;
  overcome recent negative results from its clinical trials;
  succeed in finding and retaining joint venture and collaboration partners to assist it in the successful marketing, distribution and commercialization of its products;
  achieve regulatory clearances for its products;
  obtain on commercially reasonable terms adequate product liability insurance for its commercialized products and avoid product liability claims;
  adequately protect its proprietary information and technology from competitors and avoid infringement of proprietary information and technology of its competitors;
  assure that its products, if successfully developed and commercialized following regulatory approval, are not rendered obsolete by products or technologies of competitors; and
  not encounter problems with third parties, including key personnel, upon whom it is dependent.

Although Nymox believes that the forward-looking statements contained in this annual report are reasonable, it cannot ensure that its expectations will be met. These statements involve risks and uncertainties. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause such differences include, but are not limited to, those discussed under “Risk Factors.”

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

CAPITALIZATION AND INDEBTEDNESS

Our financial statements for the quarter ended March 31, 2015, filed or furnished with the SEC on Form 6-K on May 15, 2015, incorporated herein by reference, sets forth our capitalization and indebtedness as of March 31, 2015 and year ended December 31, 2014 in the Condensed Interim Consolidated Statements of Financial Position. The information should be read in conjunction with and is qualified by reference to the consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

In April 2015, the Corporation granted 1,425,000 options to executive directors and officers at an exercise price of $1.15; these options are contingent upon and cannot be exercised until the Corporation’s stock trades for five consecutive days at a price of $5.00 or greater. In addition, the Corporation amended the exercise price of all of its 5,104,500 outstanding options to $1.15.

On April 28, 2015, and June 16, 2015, the Corporation issued 431,344 common shares and 617,122 common shares for gross aggregate proceeds of $600,000 and $850,000, respectively.

USE OF PROCEEDS

We will use the net proceeds that we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes and working capital. General corporate purposes may include repayment of debt, capital expenditures, Clinical Trial Expenses, Manufacturing – including equipment, Salaries and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. Additional information on the use of net proceeds from the sale by

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the Company of securities covered by this prospectus may be set forth in any prospectus supplement relating to the specific offering.

Proceeds from the exercise of warrants, if any, will be added to Nymox’s working capital. The exercise of conversion rights for the convertible bonds will reduce Nymox’s indebtedness to the extent of the value of the bonds converted to shares. Management will have broad discretion with respect to the expenditure of such proceeds. Investors will be entrusting their funds to the Company’s management, upon whose judgment they must depend, with limited information concerning the specific working capital requirements and general corporate purposes to which the funds will ultimately be applied.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each applicable prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

EXPENSES

We will incur the following expenses in connection with the registration of the securities offered by the selling shareholders:

Legal Fees and Expenses	$5,000
Accounting Fees and Expenses	$28,000
SEC Registration Fee	$1,700
Miscellaneous Costs	$5,300
TOTAL	$40,000

All amounts shown are estimates, except for the amount of the Securities and Exchange Commission (“SEC”) registration fee. Any selling commissions, brokerage fees, applicable transfer taxes, and fees and disbursements of counsel for the selling shareholders are payable by the selling shareholders.

SELLING SHAREHOLDERS

We have prepared this prospectus to offer securities and to allow the selling shareholders or their respective donees, pledgees, transferees or other successors in interest to sell or otherwise dispose of, from time to time, up to an aggregate of $12,000,000 of common shares and debt securities. The common shares that the selling shareholders may sell or otherwise dispose of from time to time under this prospectus, all of which relate to:

o	2,007,505 common shares potentially issuable upon exercise of all the conversion rights attached to the convertible notes (“Note Shares”);

o	the common shares underlying warrants that were issued with respect to the Note Shares; and

o	the restricted common shares that were issued as partial payment of an origination fee, expense allowance, legal fee, and due diligence fee for bridge financing and for which the company granted “piggy-back” registration rights.

We do not know when or in what amounts the selling shareholders may sell or otherwise dispose of the common shares covered hereby. The selling shareholders might not sell or dispose of any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling shareholders may

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not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares that we are aware of, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering.

DESCRIPTION OF COMMON STOCK

Our authorized share capital consists of unlimited common shares, with no par value, and unlimited preferred shares, with no par value. The following is a summary of the rights of our common and preferred shares and some of the provisions of our notice of articles and articles. This summary is not complete. For more detailed information, please see our notice of articles and articles, which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the CBCA.

As of March 31, 2015 and July 14, 2015, 36,755,503 and 37,803,969 common shares, respectively, were outstanding and no preferred shares were outstanding.

Common Shares

The holders of common shares are entitled to receive notice of any meeting of our shareholders, except those meetings at which only the holders of shares of another class or of a particular series are entitled to vote separately as a class or series, and to attend any such meeting and vote their common shares on all matters submitted to a vote of the shareholders, including the election of directors. Each common share entitles its holder to one vote. Our notice of articles and articles do not provide for cumulative voting rights. Because of this, the holders of a majority of the common shares entitled to vote in any election of directors can elect all of the directors standing for election. Shareholder resolutions are generally required to be approved by a majority of votes cast by shareholders, who vote in person or by proxy, in respect of the resolution. However, the CBCA and our articles require that certain extraordinary corporate actions, such as amalgamations (other than with certain affiliated corporations), continuances, liquidations, dissolutions, arrangements, and sales, leases or exchanges of all, or substantially all, of the assets of the corporation other than in the ordinary course of business, are required to be approved by a “special resolution”, where a special majority of two-thirds of the votes cast by shareholders, who vote in person or by proxy, in respect of the resolution. Subject to the rights of the holders of preferred shares, the holders of common shares are entitled to receive, on a pro-rata basis, such dividends as our board of directors may declare out of funds legally available for this purpose. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive, on a pro-rata basis, all of our assets remaining after payment of all of our liabilities, subject to the rights of holders of preferred shares. Otherwise, the common shares carry no preemptive, conversion or subscription rights. All of our outstanding common shares are, and the common shares to be issued in this offering will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Shares

Our board of directors may authorize the issuance of preferred shares from time to time in one or more series, each series comprising the number of shares, designation, rights, privileges, restrictions and conditions determined by our board of directors. The preferred shares may have voting or conversion rights that could have the effect of restricting dividends on our common shares, diluting the voting power of our common shares, impairing the rights of our common shares in the event of our dissolution, liquidation or winding-up or otherwise adversely affect the rights of holders of our common shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control and may adversely affect the market price of our common shares and may preclude shareholders from realizing a potential premium over the market value of their shares. The holders of preferred shares are entitled to receive notice of any meeting of our shareholders and to attend and vote, except as otherwise provided in the rights and restrictions attached to the shares by the board of directors. As at the date hereof, there were no preferred shares issued and outstanding.

Amendment to our Articles

Provisions in the CBCA and in our articles require approval of our board of directors and the holders of a special majority of our outstanding share capital to amend our articles and our notice of articles, being two-thirds of the votes cast in person or by proxy at a shareholders meeting.

Ownership and Exchange Controls

There is currently no law, governmental decree or regulation in Canada that restricts the export or import of capital, or which would affect the remittance of dividends, interest or other payments by us to non-resident holders of our common shares, other than withholding tax requirements, as discussed below under “Certain Canadian Federal Income Tax Information.”

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There is currently no limitation imposed by Canadian law or our notice of articles or articles on the right of non-residents to hold or vote our common shares, other than those imposed by the Investment Canada Act and the Competition Act (Canada). These acts will generally not apply except where a control of an existing Canadian business or company, which has Canadian assets or revenues over a certain threshold, is acquired and will not apply to trading generally of securities listed on a stock exchange.

Listing on the NASDAQ Global Market

Our common shares are listed on the NASDAQ Capital Market under the symbol “NYMX”.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares in the United States and Canada is Computershare Investor Services Inc., with a mailing address at 1500 University Street, 7th Floor Montreal, Quebec H3A 3S8.

DESCRIPTION OF DEBT SECURITIES

We may issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $12,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial offering price of up to $12,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the debt securities we issue and the indenture we enter into with the trustee.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required and applicable, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
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•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Exchange and/or Conversion Rights

We may issue debt securities that can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

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•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•	immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the

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indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•	we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.
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These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture may permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

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●	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following oblgations (which discharge is referred to as "legal defeasance"):

(1)	to register the transfer or exchange of such debt securities;

(2)	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(3)	to compensate and indemnify the trustee; or

(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

●	to be released form our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as "covenant defeasance").

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

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The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

PLAN OF DISTRIBUTION

The Company may sell securities from time to time, as well as, each selling shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Supplementary Material .01 and .02.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of

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hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the securities for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

MATERIAL DIFFERENCES BETWEEN THE CBCA AND THE DGCL

Our corporate affairs are governed by our articles of association and the provisions of applicable laws of Quebec, Canada, including the Canada Business Corporations Act, or the CBCA. The CBCA differs from the various state laws applicable to U.S. corporations and their shareholders. The following table provides a summary of the material differences between the provisions of the CBCA and the Delaware General Corporation Law, or the DGCL.

Authorized Share Capital

As permitted by the CBCA and our articles, our authorized share capital consists of (i) an unlimited number of common shares without par value, with special rights and restrictions attached and (ii) an unlimited number of preferred shares without par value, with special rights and restrictions attached.

Under our articles, the directors have the authority to issue preferred shares in one or more series, with such designations and special rights and restrictions as the directors may determine.

Under the DGCL, a corporation’s certificate of incorporation must specify the number of shares of each class of stock and their par value, or include a statement that such shares are without par value. The certificate of incorporation must also set forth the designations, powers, preferences, rights, qualifications, limitations and restrictions of each class of shares, if any. Under the DGCL, a corporation’s certificate of incorporation give the board of directors the authority to issue preferred stock in one or more series, with such designations and special rights and restrictions as determined by the board of directors.

Dividends

Under the CBCA and our articles, dividends may be declared at	The DGCL generally provides that, subject to certain
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the discretion of the board of directors. Any dividends declared shall be subject to the rights, if any, of shareholders holding shares with special rights as to dividends. Our directors may declare dividends unless there are reasonable grounds for believing that Nymox is insolvent or the payment of such dividends would render Nymox insolvent.	restrictions, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either out of the corporation’s surplus or, if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Further, the holders of preferred or special stock of any class or series may be entitled to receive dividends at such rates, on such conditions and at such times as stated in the certificate of incorporation.

Shareholder Action by Written Consent

Under the CBCA and our articles, shareholder action without a meeting may be taken by written resolution signed by all of the shareholders who would be entitled to vote on the relevant issue at a general meeting.	Under the DGCL, any action required or permitted to be taken at a stockholder meeting may be taken without a meeting if consents in writing are signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless otherwise provided in the certificate of incorporation. Typically, U.S. public company certificates of incorporation prohibit actions by written consent of the stockholders.

Election of Directors

Neither our articles nor the CBCA provide for cumulative voting.	Under the DGCL, stockholders are not entitled to cumulative voting in the election of directors unless provided for in the corporation’s certificate of incorporation.

Removal of Directors

As permitted under the CBCA, our articles provide that a director may be removed before the expiration of their term by a special resolution of shareholders. Our articles also provide that the directors may remove any director before the expiration of their term if the director is convicted of an indictable offence or if the director ceases to be qualified to act as a director.	Under the DGCL any director may be removed, with or without cause, by the affirmative vote of a majority of the shares then entitled to vote at an election of directors, unless the board is classified, cumulative voting is permitted by the certificate of incorporation or the certificate of incorporation provides otherwise.

Required Vote for Certain Transactions

Under the CBCA, certain extraordinary corporate actions, such as continuances, certain amalgamations, sales, leases or other dispositions of all, or substantially all of, the property of a corporation (other than in the ordinary course of business), liquidations, dissolutions and certain arrangements, are required to be approved by special resolution of shareholders.	Under the DGCL, certain mergers, consolidation, sale, lease, exchange or other disposition of all, or substantially all, the property and assets of a corporation or dissolution of the corporation requires the approval of a majority of the outstanding voting stock of the corporation entitled to vote thereon.

Amendment of Organizing Documents

As permitted by the CBCA, under our articles, any amendment to the notice of articles or articles generally requires approval by an ordinary or special resolution of the shareholders. In the event that an amendment to the articles would prejudice or interfere with a right or special right attached to issued shares of a class or series of shares, such amendment must be approved separately by the holders of the class or series of shares being affected.	The DGCL provides that a corporation may amend its certificate of incorporation if its board of directors has adopted such amendment, followed by the affirmative vote of a majority of the outstanding voting stock and a majority of the outstanding shares of each class entitled to vote on the amendment as a class. In the event the amendment would alter the aggregate number of authorized shares of a class of stock, their par value, or the powers, preferences or special rights of the shares of a class so as to affect them adversely, the holders of the outstanding shares of the class are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation.

Quorum of Shareholders

As permitted under the CBCA, our articles provide that a quorum for general meetings of shareholders is two persons present and being, or representing by proxy, shareholders holding in the aggregate not less than 5% of the issued shares entitled to be voted at the meeting.	Under the DGCL, unless otherwise provided in the certificate of incorporation, with respect to any matter, a quorum for a meeting of stockholders requires the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy.
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Shareholder Access to Corporate Records

Under the CBCA, specified books and records of the corporation must be available for inspection by any of our shareholders at the registered and records office.	Under the DGCL, a stockholder of record has the right to inspect the books and records of the corporation, provided that such inspection is for a proper purpose which is reasonably related to such stockholder’s interest as a stockholder.

Annual Meetings of Shareholders

Our articles provide that an annual general meeting must be held at least once in each calendar year, and not more than 15 months after the last annual reference date, at such time and place as may be determined by the directors. An annual meeting of shareholders may be held at a location outside Canada if the location for the meeting is approved by a directors’ resolution. Nymox must provide notice of the annual general meeting to each shareholder entitled to attend the meeting, to each director and to the auditor of the company at least 21 days before the meeting date.	Under the DGCL, a corporation must hold an annual meeting of stockholders in a place designated by the certificate of incorporation or bylaws, whether inside or outside of Delaware, or, if not so designated, as determined by the board of directors and on a date and at a time designated in the bylaws, except as otherwise provided by law. Written notice of every meeting of stockholders must be given to each stockholder of record not less than 10 nor more than 60 days before the date of the meeting.

Special Meetings of Shareholders

Under our articles, the directors have the power at any time to call a meeting of the shareholders. Under the CBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a general meeting may requisition the directors to call a meeting of shareholders.	Under the DGCL, special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or the bylaws. Typically public company certificates of incorporation do not authorize shareholders to call special meetings.

Anti-takeover Provisions and Interested Shareholder Transactions

As permitted by the CBCA, our articles provide that our board of directors may fix the number of preferred shares in, and determine the designation of the shares of, each series and create, define and attach rights and restrictions to the preferred shares without shareholder approval. Neither the CBCA nor our articles restrict us from adopting a shareholder rights plan. The CBCA does not restrict related party transactions. However, in Canada takeovers and other related party transactions are addressed in provincial securities legislation and policies which may apply to us.	Under the DGCL, a certificate of incorporation may provide the board of directors with the ability to designate the terms of and issue a new class or series of preferred stock, and to issue a stockholder rights plan. Delaware corporations are subject to Delaware’s “business combination” statute. In general, such statute prohibits a corporation from engaging in any business combination transactions with an interested stockholder for a period of three years after the time that the stockholder became an interested stockholder, unless approved by the board of directors beforehand or upon satisfaction of other criteria.

Interested Director Transactions

Under the CBCA and our articles, a director who has a conflict of interest in any transaction must promptly disclose the nature and extent of the conflict and may not vote on any board resolutions to approve such transaction unless all directors of the corporation are interested, in which case any or all of them may vote. Excluded directors will, however, count for purposes of quorum. A director is liable to account to the corporation for any profit that accrues to the director under or as a result of the interested transaction.	Under the DGCL, a transaction in which a director of the corporation has a conflict of interest is not void or voidable solely because of the director’s conflict, solely because the director is present at or participates in the meeting of the board of directors or committee which authorizes the transaction or solely because any such director’s vote is counted for such purpose, if (a) the material facts of the conflict of interest are known to or disclosed to the board of directors or the committee and the board of directors or committee in good faith authorizes the transaction by a majority of the votes of the disinterested directors, (b) the material facts of the conflict of interest are known or disclosed to the stockholders of the corporation and the transaction is approved in good faith by the stockholders, or (c) the board of directors can demonstrate that the transaction is fair as to the corporation as of the time it is approved by the board of directors, committee or stockholders.

Directors’ and Officers’ Liability and Indemnification

Our articles provide that Nymox must indemnify a director,	Under the DGCL, a corporation has the power to indemnify
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former director or alternative director of Nymox and his or her heirs and legal personal representatives, as set out in the CBCA, against all eligible penalties to which such person is or may be liable, and Nymox must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with Nymox on the terms of the indemnity contained in our articles. In addition, Nymox may indemnify any other person in accordance with the CBCA.	any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or any person who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, in each case by reason of the fact that the person is or was a director, office, employee or agent of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and subject to certain other limitations.

Oppression Remedy

The CBCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to any shareholder, which includes a beneficial shareholder or any other person who, in the court’s discretion, is a proper person to make such an application. The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other applicants.	The DGCL does not expressly provide for a similar remedy.

LEGAL OWNERSHIP

Street Name and Other Indirect Holders

We generally will not recognize investors who hold securities in accounts at banks or brokers as legal Holders of securities. When we refer to the “Holders” of securities, we mean only the actual legal and (if applicable) record Holder of those securities. Holding securities in accounts at banks or brokers is called holding in “street name”. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest, dividends and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle voting rights if it were ever required;
•	whether and how you can instruct it to send you securities and, if the securities are in registered form, have them registered in your own name, so you can be a direct Holder as described below; and
•	how it would pursue rights under the securities if there were a default or other event triggering the need for Holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as Holders of the securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered Holder, we have no further responsibility for the payment even if that Holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security?

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A global security is a special type of indirectly held security. If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We require that the global security will be registered in the name of a financial institution we select.

In this case, we require that the securities included in the global security not be transferred to the name of any other direct Holder unless the special circumstances described below occur. The financial institution that acts as the sole direct Holder of the global security is called the “depositary”. Any person wishing to own a security (other than the Depositary) must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. A prospectus supplement relating to the offering of a series of securities will indicate whether the series will be issued only in the form of global securities.

Special Investor Considerations for Global Securities

As an indirect Holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a Holder of securities and instead deal only with the depositary in whose name the global security is registered. If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

•	you cannot have securities registered in your own name;
•	you cannot receive physical certificates for your interest in the securities;
•	you will be a street name Holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained above under “Street Name and Other Indirect Holders”;
•	you may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates; and
•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security.

We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

Special Situations in Which a Global Security is Exchangeable for Physical Certificates

In a few special situations described below, a global security is exchangeable for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct Holders. The rights of street name investors and direct Holders in the securities have been previously described in the subsections above “Street Name and Other Indirect Holders” and “Direct Holders”.

The special situations in which a global security is exchangeable for physical certificates are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and we do not appoint a successor depositary; and
•	when an Event of Default on the securities has occurred and has not been cured. Defaults on debt securities are discussed under “Description of Debt Securities—Events of Default.”

The prospectus supplement(s) may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor the trustee is responsible for deciding the names of the institutions that will be the initial direct Holders.

LEGAL MATTERS

We are being represented by Zouvas & Associates LLP. The validity of the securities being offered by this prospectus and legal matters relating to applicable laws will be passed upon for us by Zouvas & Associates LLP.

On November 24, 2014, a shareholder of the Corporation, filed a proposed class action suit in the United States District Court, District of New Jersey, against the Corporation and the President and CEO of the Corporation. The motion was heard on January 26, 2015, and was the first procedural step before any class action could be instituted. The plaintiff seeks certification of a class action on behalf of all persons, wherever they reside, who acquired the Corporation’s common stock between January 31, 2011 and November 2, 2014. The plaintiff alleges that certain of the Corporation’s disclosures failed to disclose material adverse facts that raised serious questions as to the ability to achieve significant results for NX-1207 in Phase 3 trials in light of difficulty of enrolling candidates, obtaining objective and measured results, and the placebo effect. On March 10,

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2015, we were served with a class-action lawsuit. The Corporation believes that the allegations made against it in these actions are meritless and will vigorously defend the matter, although no assurance can be given with respect to the ultimate outcome of such proceedings. No provision has been recognized in the financial statements for this matter.

In November 2011, two former directors of the Corporation, who ceased to be directors in 2006, served the Corporation with a Motion to Institute Proceedings filed with the Quebec Superior Court seeking an order that they are entitled to exercise options to purchase a total of 125,000 shares of the Corporation at a price of US$4.33 or, in the alternative, damages for lost profit. On February 18, 2014, the claim by one of the former directors against Nymox was dismissed. On December 3, 2014, the Corporation and the other director signed an agreement and settled the claim out of court.

EXPERTS

The consolidated financial statements of Nymox Pharmaceutical Corporation as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2014 consolidated financial statements contains an explanatory paragraph that states that the failure of two Phase 3 studies of NX-1207 materially affects Nymox Pharmaceutical Corporation’s current ability to fund its operations, meet its cash flow requirements, realize its assets and discharge its obligations, and casts substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2014, expresses our opinion that Nymox Pharmaceutical Corporation did not maintain effective internal control over financial reporting as of December 31, 2014 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that Nymox Pharmaceutical Corporation did not employ a sufficient complement of finance and accounting personnel to ensure that there was a proper segregation of incompatible duties relating to certain processes, primarily impacting the expenditures/disbursements processes and information technology controls, and sufficient compensating controls did not exist in these areas.

WHERE YOU CAN FIND MORE INFORMATION

For further information with respect to the Company and the securities being offered under this prospectus, we refer you to the corporate filings of the Company filed with the Securities and Exchange Commission on the EDGAR filing system at the following link: http://www.sec.gov/cgi-bin/browse-edgar?company=nymox&owner=exclude&action=getcompany Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Nymox. The address of the SEC website is www.sec.gov.

We maintain a website at www.Nymox.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-12033. The documents incorporated by reference into this prospectus contain important information that you should read about us.

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The following documents are incorporated by reference into this document:

●	our Annual Report on Form 20-F for the year ended December 31, 2014 (other than information furnished rather than filed), filed with the SEC on March 31, 2015;

●	our Quarterly Report on Form 6-K for the quarter ended March 31, 2015 (other than information furnished rather than filed) (filed on May 15, 2015);

●	our Current Reports on Form 6-K, filed with the SEC on March 25, 2015; March 31, 2015; April 3, 2015; and press releases dated April 20, 2015, May 15, 2015, June 16, 2015 and July 13, 2015 (other than portions of those documents not deemed to be filed);

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Form 6-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 20-F, Quarterly Reports on Form 6-K and Current Reports on Form 6-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom this registration is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at:

9900 Cavendish Blvd., Suite 306
St. Laurent, Quebec, Canada, H4M 2V2

Contact person: Randall Lanham, Esq.
Tel. 800-936-9669

e-mail: rjlanham@mac.com ,fax: 514-332-2227
(name, telephone, e-mail and/or facsimile number and address of company contact person)

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Officers and Directors

Under the CBCA, the Registrant may indemnify its current or former directors or officers or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all judgments, fines, penalties and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the

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individual in which such individual is involved by reason of the individual being or having been a director or officer of the Registrant or a related entity. The CBCA also provides that the Registrant may advance moneys to a director, officer or other individual for costs, charges and expenses, including legal fees, reasonably incurred in connection with such a proceeding, provided that the individual provides a written undertaking to repay the moneys if indemnification of the individual is ultimately prohibited under the CBCA, as described below.

Indemnification is prohibited under the CBCA if:

•	the individual did not act honestly and in good faith with a view to the Registrant’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and

•	in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that his or her conduct was lawful.

The Registrant’s articles require it to indemnify each current, former or alternate director and his or her heirs and legal representatives against all judgments, penalties and fines awarded or imposed in, or amounts paid in settlement of, any civil, criminal, administrative or investigative proceeding in which such individual is involved by reason of the individual being or having been a director of the Registrant. The Registrant’s articles authorize it to purchase and maintain insurance for the benefit of each of its current or former directors or officers and each person who acts or acted at the Registrant’s request as a director or officer of another entity. The Registrant has purchased director and officer liability insurance.

The Registrant has entered into indemnity agreements with its directors which provide, among other things, that the Registrant will indemnify each such individual to the fullest extent permitted by the CBCA from against all judgments, penalties and fines awarded or imposed in, or amounts paid in settlement of, any proceeding that such individual is joined as a party to by reason of the individual being or having been a director or an officer of the Registrant or an eligible related entity, including a claim for contribution or indemnity or other relief by a person who is or was a director, officer or employee of the Registrant or an eligible related entity, and all expenses actually and reasonably incurred by the individual in respect of such a proceeding. The indemnity agreements provide that the Registrant shall only indemnify any such individual if he or she acted honestly and in good faith with a view to the Registrant’s best interests and, in the case of a proceeding other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful.

Except as otherwise disclosed under the heading “Legal Proceedings” in the Business section of this registration statement, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant expects to have an insurance policy in place prior to the closing of this offering that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, or otherwise.

The Registrant plans to enter into an underwriting agreement which provides that the underwriters are obligated, under some circumstances, to indemnify the Registrant’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Exhibits and Financial Statement Schedules

Exhibit number	Description of Exhibit	Incorporated by Reference or Attached Hereto

4.10	Secured Convertible Note with Cantone Asset Management, LLC.	Incorporated by reference to the Registrant’s Form 6-K filed on March 31, 2015.

5.1	Opinion of Zouvas & Associates LLP	Attached hereto.

23.1	Consent of Independent Registered Public Accounting Firm	Attached hereto.

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Undertakings

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(6)     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)     That for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offing of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nassau, Bahamas, on this 24th day of July 2015.

NYMOX PHARMACUETICALS INC.

By:	/s/ DR. PAUL AVERBACK
Dr. Paul Averback
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Paul Averback
Dr. Paul Averback	Chief Executive Officer, President and Director	July 24, 2015

/s/ Erik Danielsen
Erik Danielsen	Chief Financial Officer and Controller	July 24, 2015

/s/ Randall Lanham
Randall Lanham	General Counsel, Secretary and Director	July 24, 2015

/s/ Paul McDonald
Paul McDonald	Director	July 24, 2015

/s/ Prof. David Morse
Prof. David Morse	Director	July 24, 2015

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